Calculation of Filing Fee Tables
F-3
Youxin Technology Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, par value $0.008 per share	Other	11,100,832	$ 0.813	$ 9,024,976.42	0.0001381	$ 1,246.35
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 9,024,976.42		$ 1,246.35
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,246.35
Offering Note
[1]	Represents 11,100,832 Class A ordinary shares, par value $0.008 per share, of Youxin Technology Ltd, issued as consideration in connection with the Company's acquisition of 18% of the equity interests in YATOP Group Limited pursuant to a definitive share acquisition agreement entered into on April 21, 2026. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Company's Class A ordinary shares as reported on the applicable exchange within five business days prior to the filing of this Registration Statement, which was $0.813 per share. Pursuant to Rule 416 under the Securities Act, the Company is also registering an indeterminate number of additional Class A ordinary shares as may become issuable by reason of any share dividends, share splits, recapitalizations or other similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date